Aberdeen Standard Investments ETFs - 485BPOS

Ex.99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2019, relating to the consolidated financial statements and consolidated financial highlights of Aberdeen Standard Investments ETFs, comprising Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF, Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF, and Aberdeen Standard Bloomberg WTI Crude Oil Strategy K-1 Free ETF (formerly Aberdeen Standard Bloomberg Energy Commodity Longer Dated Strategy K-1 Free ETF), for the year ended December 31, 2018, and to the references to our firm under the headings “Consolidated Financial Highlights” in the Prospectus and on the cover of an under the headings “Financial Statements” and “Miscellaneous Information” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

April 26, 2019